                  Exhibit 21 - Subsidiaries of the Registrant

The following are the subsidiaries of Fulton Financial Corporation:

                                     State of Incorporation               Name Under Which
        Subsidiary                       or Organization                Business is Conducted
        ----------                       ---------------                ---------------------
Fulton Bank                                Pennsylvania               Fulton Bank
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

Farmers Trust Bank                         Pennsylvania               Farmers Trust Bank
817 Cumberland Street
Lebanon, Pennsylvania 17042

Swineford National Bank                    Pennsylvania               Swineford National Bank
227 East Main Street
Middleburg, Pennsylvania 17842

Lafayette Bank                             Pennsylvania               Lafayette Bank
360 Northampton Street
Easton, Pennsylvania 18042

Fulton Financial Realty Company            Pennsylvania               Fulton Financial Realty Company
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

Fulton Life Insurance Company              Arizona                    Fulton Life Insurance Company
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

FNB Bank, N.A.                             Pennsylvania               FNB Bank, N.A.
354 Mill Street
P.O. Box 279
Danville, Pennsylvania 17821

Great Valley Bank                          Pennsylvania               Great Valley Bank
210 North 5th Street
P. O. Box 1342
Reading, Pennsylvania 19603

Hagerstown Trust Company                   Maryland                   Hagerstown Trust Company
83 West Washington Street
Hagerstown, Maryland 21740

Central Pennsylvania Financial Corp.       Pennsylvania               Central Pennsylvania Financial Corp.
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

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

             Exhibit 21 - Subsidiaries of the Registrant (Continued)

                                         State of Incorporation          Name Under Which
           Subsidiary                        or Organization           Business is Conducted
           ----------                        ---------------           ---------------------
Delaware National Bank                  Delaware                  Delaware National Bank
Route 113 North
P. O. Box 520
Georgetown, DE 19947

The Bank of Gloucester County           New Jersey                The Bank of
100 Park Avenue                                                     Gloucester County
P.O. Box 832
Woodbury, NJ 08096

FFC Management, Inc.                    Delaware                  FFC Management, Inc.
900 Market Street, Second Floor
Wilmington, DE 19801

The Woodstown National                  New Jersey                The Woodstown National
  Bank and Trust Company                                            Bank and Trust Company
1 South Main Street
Woodstown, NJ 08098

The Peoples Bank of Elkton              Maryland                  The Peoples Bank of Elkton
130 North Street
P.O. Box 220
Elkton, MD 21922

                                      69